Exhibit 99.1

MASTER SUPPLY AGREEMENT

This Master Supply Agreement (the “Agreement”) is effective as of March 2, 2020 (the “Effective Date”), by and among: FibroGen, Inc., a Delaware corporation with offices located at 409 Illinois Street, San Francisco, CA 94158 U.S.A., and its Affiliates (collectively, “FibroGen”); and Shanghai SynTheAll Pharmaceutical Co., Ltd (d/b/a “上海合全药业有限公司”), a company organized under the laws of the People’s Republic of China, having a principal place of business at No. 9, Yuegong Road, Jinshan District, Shanghai Chemical Industry Park, Shanghai 201507, People’s Republic of China (“Shanghai STA”); and STA Pharmaceutical Hong Kong Limited (d/b/a “合全药业香港有限公司”), a company organized under the laws of Hong Kong, having a principal place of business at 304 Dominion Center, 43 Queen’s Road East, Wanchai, Hong Kong, People’s Republic of China (“STA Hong Kong”). Shanghai STA and STA Hong Kong, and each of their Affiliates, shall collectively be referred to herein as “STA”.  FibroGen and STA may be referred to individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, FibroGen and STA are parties to that certain Manufacturing and Process Development Master Services Agreement, effective as of December 6, 2011 as amended by Amendment No. 1 on December 6, 2016 (“Development MSA”);

WHEREAS, FibroGen owns or controls certain technology and intellectual property relating to the compound known as roxadustat (or FG-[   ]);

WHEREAS, STA has the expertise, resources, facilities and personnel to act as a contract manufacturing organization;

WHEREAS, FibroGen desires to engage STA to perform Manufacturing Services for FibroGen relating to roxadustat, including without limitation the manufacture and supply of bulk roxadustat (as active pharmaceutical ingredient) for FibroGen’s (or other Recipients’) use in the commercialization and development of products containing roxadustat, on the terms set forth below; and

WHEREAS, FibroGen and STA intend to identify and agree upon the specific Manufacturing Services to be performed in subsequent approved Forecasts and Stockpile Orders in accordance with this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

The following capitalized terms, whether used in the singular or plural, shall have the meanings ascribed to them below for purposes of this Agreement:

1.1[   ].

1.2“Affiliate” means, with respect to either Party, any other corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, the term “control” means direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities or other ownership interests or the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise. Affiliates of FibroGen shall include, without limitation, any wholly foreign owned entities (whether owned or controlled directly by FibroGen or through one of its subsidiaries).

1.3“API” means the chemical compound or bulk active pharmaceutical compound, known as FG-[   ], whose specific INN name is [   ].

1.4 “Applicable Law(s)” means all laws, rules, and regulations applicable to the Manufacturing Services or otherwise bearing on the performance of this Agreement, and the relevant Forecasts or Stockpile Order, including, as applicable, cGMP and other regulatory standards or requirements of Regulatory Authorities.

1.5“Batch(es)” means a specific quantity of a certain Product that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacture as specified in the applicable Forecasts and Stockpile Orders.

1.6“Batch Documentation Package” means all of the documentation associated with the production, manufacturing, packaging, labeling, testing, and release of a given Batch, including without limitation, Executed Batch Records, sampling documentation, raw data, test results, deviation reports, the Certificate of Analysis, the Certificate of Compliance, and any additional documentation required under the applicable Quality Agreement.

1.7“Binding Forecast” has the meaning set forth in Section 2.2.1 hereof.

1.8“BSE” means Bovine Spongiform Encephalopathy.

1.9 “Certificate of Analysis” means a document prepared by STA certifying that a particular Batch of Product was tested and conforms to the Specifications. Unless otherwise agreed to in a signed writing by both Parties, the Certificate of Analysis shall be in both the English and Chinese languages.

1.10“Certificate of Compliance” means a document prepared by STA that states that a particular Batch of Product was manufactured in compliance with the Quality Agreement and: (a) lists the manufacturing date, unique Batch number, Product number, and quantity of Product in such Batch; (b) certifies that such Batch was manufactured in accordance with the Master Batch Record and all Applicable Laws including cGMP; and (c) certifies all excursions and investigations associated with the Batch have been closed and found to not impact Batch.  The Parties shall from time to time agree upon a format or formats for the Certificate of Compliance to be used under this Agreement. Unless otherwise agreed to in a signed writing by both Parties, the Certificate of Compliance shall be in both the English and Chinese languages.

1.11 “cGMP” means the current good manufacturing practices for the manufacture of pharmaceutical products, including without limitation: (a) the United States Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. §321 et seq.) and the regulatory requirements for current good manufacturing practices as promulgated by the FDA thereunder; including without limitation 21 C.F.R. Part 11 (as applicable to electronic systems used in the manufacture of Product); and (b) the regulatory requirements for current good manufacturing practices as promulgated by the International Conference on Harmonization (ICH), Guidance for Industry Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; and (c) the European Community Directive 2003/94/EC of October 8, 2003; and (d) the EC Guide to Good Manufacturing Practice for Medicinal Intermediate Products; and (e) the regulatory requirements for current good manufacturing practices as promulgated by the NMPA or other equivalent Regulatory Authority in the PRC; and (f) Good Quality Practices (GQP) for Marketing Authorization Holder under MHLW Ministerial Ordinance No.136 on Standards for Quality Assurance of Drugs, Quasi-drugs, Cosmetics and Medical Devices (established as of September 22, 2004); and (g) MHLW Ministerial Ordinance No. 179 on Standards for Manufacturing Control and Quality Control of Drugs and Quasi-drugs (revised as of December 24, 2004); and (h) all additional Regulatory Authority documents and regulations that replace, amend, modify, supplant or complement any of the foregoing and any amendments to the foregoing, including those specified in the Quality Agreement; and (i) any and all current Good Manufacturing Practices applicable to the manufacture, testing and/or any other processing of pharmaceutical products in other countries and territories worldwide where the respective Final Products are sold or otherwise marketed from time to time provided that STA is informed about such other Good Manufacturing Practices by FibroGen in accordance with Quality Agreement prior to the manufacture of such Products so as not to delay release of the Final Product.

1.12“Confidential Information” means FibroGen Confidential Information and/or STA Confidential Information, as the context requires.

1.13“Conforming” means, with respect to a Product, that such Product conforms to all of the requirements and acceptance criteria of this Agreement, including all Applicable Laws, the Specifications, Quality Agreement, and warranties set forth in Section 11.3, as applicable.

1.14“Control” or “Controlled” means possession of the right to grant a license or sublicense as provided for herein without violating (a) any law or governmental regulation applicable to such license or sublicense, or (b) the terms of any agreement or other arrangement with any Third Party that exists as of the Effective Date, or if such right is acquired after the Effective Date, as of the date the Party first gained possession of such right.

1.15“Delivery Date” means the date specified in a Binding Forecast for shipment by STA of Product.

1.16 “EMA” means the European Medicines Agency, or any successor agency thereto.

1.17“Executed Batch Records” means the collection of records that provides a traceable history of how a Batch of Product was produced.

1.18“Expiration Date” or “Expiry Date” means [   ].  (See also [   ].)

1.19 “FDA” means the United States Food and Drug Administration, or any successor agency thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products in the United States.

1.20 “FG-[   ]” means [   ].

1.21 “FG-[   ]” means [   ].

1.22 “FG-[   ]” means [   ].

1.23“FG-[   ]” means [   ].

1.24 “FibroGen Confidential Information” means any research, development, clinical, manufacturing, or commercialization strategies, and all related technical and other data and information, whether patented or unpatented, that relate to FibroGen Materials, FibroGen’s compound structures, synthesis, formulation and manufacturing methods, test methods, operations, technologies, Forecasts and business and scientific plans, including without limitation, trade secrets, know-how, and other intellectual property, that is disclosed to, observed by or supplied to STA in any form by or on behalf of FibroGen pursuant to this Agreement, or data, results, and information included in or relating to the Products generated by STA in the course of performing Manufacturing Services pursuant to this Agreement. For clarity, all Product, Manufacturing Processes, Batch Documentation Package, Master Batch Records, FibroGen Intellectual Property, FibroGen Materials, FibroGen Owned Work Product, and Project Intellectual Property shall be deemed to be FibroGen Confidential Information.

1.25“FibroGen Intellectual Property” means all Intellectual Property owned or Controlled by FibroGen.

1.26“FibroGen Materials” means any materials (including progeny, derivatives, and modifications thereof) that are provided by or on behalf of FibroGen to STA for the purpose of performing Manufacturing Services. For clarity, [   ] or FG-[   ] may be supplied as a FibroGen Material.

1.27“FibroGen Owned Work Product” has the meaning set forth in Section 10.1.

1.28“Final Product” means a final product sold to the public that includes Product supplied hereunder.

1.29“Forecast” means a monthly forecast of FibroGen’s anticipated requirements for Product to be manufactured by STA, as provided in Section 2.2.1.

1.30 “Intellectual Property” means all Patents, copyrights, trade secrets, know-how, inventions, and all other intellectual property rights that are owned or Controlled by a Party (whether patentable or not), including all applications and registrations with respect thereto.

1.31“IND” means Investigational New Drug Application (as more fully defined in 21 C.F.R. § 312 et seq.) and all amendments and supplements thereto filed with the FDA, or the equivalent application filed with any other Regulatory Authority.

1.32“KPI(s)” has the meaning set forth in Section 2.8 hereof.

1.33“Latent Defects” has the definition set forth in Section 4.1.2

1.34 “Master Batch Record” or “MBR” means the document agreed on by the Parties in a signed writing that defines the Manufacturing Process of particular Product, and pertains to the manufacture and supply of each Batch of Product, as may be amended from time to time by a signed writing of the Parties. The Master Batch Record shall include, without limitation, the appropriate applicable requirements for components (such as Raw Materials, FibroGen Materials, intermediates, in-process materials, and packaging materials and labels) and quantities of each as used; major production equipment; detailed production instructions, including sequences to be followed; sampling instructions and in-process controls with their acceptance criteria; time limits for completion of individual processing steps and/or the total process; expected yield ranges at appropriate phases of processing or of time; special notations and precautions to be followed; and instructions for storage of the intermediate, in-process material, Product to assure its viability for use.  The Master Batch Record shall be presented in both the English and Chinese languages, or as otherwise set forth in the Quality Agreement.  The Master Batch Record shall also incorporate by reference, without limitation, such additional information as may be required under the Quality Agreement.

1.35“Manufacturing Improvements” has the meaning set forth in Section 10.2.

1.36“Manufacturing Process(es)” means production processes for the manufacture of Product.

1.37“Manufacturing Services” has the meaning set forth in Section 2.3.2.

1.38“MHLW” means Japan’s Ministry of Health, Labor & Welfare, of which the PMDA is a part of.

1.39“Non-Conforming” means, with respect to Product, that such Product is not Conforming.

1.40“NDA” means a New Drug Application (as more fully defined in 21 C.F.R. § 314.5 et seq.) and all amendments and supplements thereto filed with the FDA, or the equivalent application filed with any equivalent Regulatory Authority outside the United States of America (including any supra-national agency such as in the European Union), including all documents, data, and other information concerning a pharmaceutical product which are necessary for gaining regulatory approval to market and sell such pharmaceutical product.

1.41“NMPA” means the National Medical Products Administration of the People’s Republic of China, or any successor agency thereto.

1.42“Patents” means, with respect to an invention, any patent or patent application, and any patent issuing therefrom, together with any extensions, reissues, reexaminations, substitutions, renewals, divisions, continuations, continuations-in-part, and foreign equivalents thereof, and any patent or patent application claiming priority to any application in common with any such patent containing a disclosure substantially similar to that of any such patent, all to the extent the foregoing contain claims covering such invention.

1.43“PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency, or any successor agency thereto.

1.44“PRC” means the People’s Republic of China.

1.45“Product” means any tangible material that may be ordered by FibroGen under a Forecast (or Stockpile Order) pursuant to this Agreement, which may include: (a) API, (b) FG-[ ], (c) FG-[ ], (d) FG-[ ], and (e) FG-[ ].

1.46 “Project Intellectual Property” means Intellectual Property generated, made, conceived, or reduced to practice in the course of performing Manufacturing Services under this Agreement, whether solely by STA or jointly by STA and FibroGen. For clarity, Project Intellectual Property shall not include STA Background Intellectual Property or Manufacturing Improvements.

1.47 “Product Technical Agreement” or “PTA” means a product technical agreement that may detail the Specifications, cGMP, formulations, Manufacturing Processes, Subcontractors, packaging, labeling and Shipping Requirements (as applicable) for Product.  Each such PTA shall be proposed by FibroGen and mutually agreed upon by the Parties as set forth in the Quality Agreement prior to manufacture of such Product.

1.48“Quality Agreement” means the quality agreement agreed on by STA and FibroGen in a signed writing that relates to the manufacture of Product, as may be amended from time to time by a signed writing of the Parties, and as more fully set forth in Article 8.  If the Parties desire to enter into one or more PTAs, then all references in this Agreement to “Quality Agreement” shall also include the relevant PTA(s), if applicable.

1.49“Quality Control Procedures” has the meaning set forth in Section 8.2.

1.50“Quality Matters” has the meaning set forth in Section 8.1.

1.51“Raw Material” means all ingredients, excipients, packaging materials, and reagents, including labels, solvents and other components other than FibroGen Materials that are required to perform the Manufacturing Services and/or manufacture the Product.

1.52“Release Period” has the meanings set forth in Sections 4.1.1.

1.53“Recall” means any action by FibroGen and/or other Recipients to recover title or possession or halt distribution, prescription or consumption of Final Product manufactured from Product sold or shipped to Third Parties by FibroGen or other Recipients (including, without limitation, the voluntary withdrawal of the Product from the market).  The term “Recall” also applies to Final Products manufactured from Product, which would have been subject to recall or withdrawal if it had been sold or shipped.

1.54“Recipient” means a designee of FibroGen, as specified in writing by FibroGen to STA that has been granted the right to receive Product.

1.55“Registration” has the meaning set forth in Section 6.1.

1.56“Regulatory Authority(ies)” means the NMPA, FDA, EMA, MHRA, ANVISA, PMDA, and all other relevant health, drug, environmental, and safety agencies pertaining to the country in which Manufacturing Services are performed, as well as other applicable, national, multi-national, state, regional or local regulatory agency, department, bureau, body or other government entity involved in or responsible for regulation of the relevant subject (including manufacture or sale of Product), as the context requires in this Agreement.

1.57“Regulatory Filing” means any or all applications submitted to Regulatory Authorities for the purpose of registering the Product or the Manufacturing Process as required by statute or regulation, and any amendments or supplements thereto, and any other filings required by the Regulatory Authorities relating to the manufacture, testing, sale or distribution of Product.

1.58“Reprocess” and “Reprocessing” means introducing a Product back into the process and repeating appropriate manipulation steps that are part of the established Manufacturing Process.  Continuation of a process step after an in-process control test showing the process to be incomplete is not considered Reprocessing.

1.59“Re-test Date” means [ ].  (See also [ ].)

1.60“Rework” and “Reworking” means subjecting Product to one or more processing steps acceptable to FibroGen that are different from the established Manufacturing Process.

1.61 “Stockpile” or “Stockpiled Product” means the quantities of Product that are held in inventory and managed by STA in order to reduce time requirements for delivery of ordered Product.

1.62 “Seizure” means any action by the FDA or other Regulatory Authority to detain Final Products manufactured from Product or prevent the distribution, prescription, consumption or release of such Final Products manufactured from Product.

1.63“Shipping Requirements” means STA’s methods of packaging, monitoring and shipping Product, as approved in writing by FibroGen and provided to STA by FibroGen.  Shipping Requirements shall include Shipping Instructions (as applicable).

1.64“Shipping Instructions” means shipping instructions provided by FibroGen to STA, including delivery location and recipients for each Product ordered.  Shipping Instructions shall constitute a part of Shipping Requirements (as applicable).

1.65 “Specifications” means the commercial specifications agreed on by the Parties in a signed writing, including as applicable the characteristics, formulae, labeling, expiry date, storage requirements, as may be amended from time to time by a signed writing of the Parties with STA’s consent not to be unreasonably withheld.

1.66 “Subcontractor” means any independent entity that STA contracts with FibroGen’s prior written consent pursuant to Section 3.7 to perform any Manufacturing Services or meet any obligations that are required under the terms and conditions of this Agreement and applicable Binding Forecast or Stockpile Order.

1.67“STA Background Intellectual Property” means all Intellectual Property that is: (a) used in the course of performing Manufacturing Services under this Agreement; and (b)  owned or Controlled by STA prior to the Effective Date of this Agreement    For clarity, STA Background Intellectual Property shall not include any FibroGen Intellectual Property, FibroGen Owned Work Product, Product, or any other Intellectual Property associated with FibroGen Materials. All STA Background Intellectual Property shall be solely owned by STA and deemed STA Confidential Information.

1.68“STA Confidential Information” means all confidential and proprietary information actually disclosed by STA to FibroGen in the course of performing Manufacturing Services under this Agreement and approved Forecast or Stockpile Order.  For clarity, STA Confidential Information shall not include any FibroGen Confidential Information, Product, or FibroGen Owned Work Product.

1.69“STA Facility” means the facility listed in Section 3.1 hereto, which facility is owned and operated by STA and will be used for the performance of Manufacturing Services and the production of Products.

1.70 “Storage Fees” has the meaning set forth in Section 4.6 hereto.

1.71“Third Party” means any entity other than FibroGen, STA Hong Kong, Shanghai STA, their respective Affiliates and FibroGen’s Recipients.

1.72“TSE” means Transmissible Spongiform Encephalopathy.

1.73“Waste” means any “hazardous substance” and/or “hazardous material” and/or any other waste material, pollutant and/or contaminant of any kind as defined by the Regulatory Authority(ies) having jurisdiction at the STA Facility, including, without limitation, any Raw Materials, in-process materials, routine process waste or any by-product arising from any activities conducted pursuant to this Agreement.

ARTICLE 2

FORECASTS AND SUPPLY; STOCKPILE ORDERS

2.1Master Agreement.

2.1.1This Agreement establishes the general terms and conditions applicable to STA’s manufacturing and supply of Products to FibroGen.  This Agreement is intended to allow the Parties to contract for the performance of manufacturing and supply of one or more Products through the execution of separate written orders or Forecasts in accordance with and consistent with this Agreement.  Each Binding Forecast or Stockpile Order shall become part of and incorporated by reference into this Agreement as a separate written order and each Binding Forecast or Stockpile Order shall be subject to all of the terms and conditions of this Agreement.  Any changes to a Binding Forecast or Stockpile Order shall be agreed to in a signed writing by the Parties prior to any such changes being effective.

2.2Forecasts.

2.2.1To facilitate STA’s production capacity planning, within [  ] ([  ]) [  ] days of execution of this Agreement, and prior to [   ] during the Term of this Agreement, FibroGen shall provide to STA a [  ] forecast (each a “Forecast”) of the quantities of each Product FibroGen requires STA to deliver. By way of example, the Forecast delivered in [   ] will cover the period from [   ] to [   ]. The first [   ] of each Forecast shall be binding [  ] (“Binding Forecast”), and the following [   ] shall be non-binding. [     ].

2.2.2[   ]. For example, if FibroGen requests an additional quantity or an earlier Delivery Date than previously set forth in a Binding Forecast, then STA shall use reasonable best efforts to fulfill such request, including using any of the STA Stockpile if STA chooses to, but shall not be required to.

2.2.3Forecasts shall include or specify (a) the Delivery Date and other relevant timeframes; (b) the description and quantity of Product ordered in metric tons [__] to be manufactured and supplied by STA limited by all relevant previous Binding Forecasts; (c) the FibroGen Materials being provided by or on behalf of FibroGen (if any) for Product ordered or in the case Fibrogen and STA decide to [__],  whether STA should [__]; (d) any invoicing instructions in accordance with ARTICLE 5 hereof; and (e) if FibroGen requires STA to produce Product without FibroGen supplying [   ]. Each Binding Forecast complying with the requirements of this Section 2.2.3 shall be valid and binding upon the submission of such Binding Forecast by FibroGen.  Each such Binding Forecast submitted by FibroGen shall be governed by the terms and conditions of this Agreement (including the pricing set forth in Exhibit B hereto).

In the event that the terms of any Binding Forecast are not consistent with this Agreement, any such inconsistency or deviation must be agreed to in a signed writing by the Parties.

2.3Supply. Subject to the terms and conditions of this Agreement, STA hereby agrees to manufacture the Products (in quantities and by the Delivery Dates) according to the Forecasts submitted in accordance with Section 2.2.

2.3.1In order for STA to meet its supply obligations hereunder, FibroGen must [   ]

2.3.2Such manufacture and supply of Product and such provision of other deliverables, such as the Batch Document Package (collectively, the “Manufacturing Services”) shall be performed in a professional manner consistent with industry standards and in compliance with the terms and conditions of this Agreement, the Quality Agreement, the Specifications, and all Applicable Laws.  STA covenants and agrees that it shall manufacture and supply Product solely for sale to FibroGen (including FibroGen’s Affiliates and/or other Recipient as designated in writing by FibroGen) pursuant to this Agreement; and shall not otherwise manufacture, sell or transfer [] except as explicitly permitted by FibroGen under this Agreement.  It is understood and agreed that FibroGen may engage other entities to manufacture Product in addition to STA, and nothing in this Agreement shall be construed to prevent FibroGen from doing so.

2.3.3STA agrees to deliver Product to FibroGen or other Recipients on a first in, first out basis, unless otherwise specified by FibroGen.

2.3.4Reporting. STA agrees to provide FibroGen with a monthly update as to the status and quantities of

(a)all Products being produced;

(b)all FibroGen Stockpiled Products being used and/or produced; and

(c)any additional FibroGen Stockpile STA needs to reasonably fulfill its supply obligations hereunder.

2.4FibroGen Stockpile.  Through submission of work orders under the Development MSA, FibroGen has already purchased certain quantities of Product (as defined in Sect. 1.45) as FibroGen Stockpile as described in Exhibit D. [   ]. [   ]. FibroGen may issue one or more additional stockpile purchase orders (a “Stockpile Order”) to STA to manufacture Products at the prices set forth on Exhibit C (the “FibroGen Stockpile”). STA shall manufacture such FibroGen Stockpile pursuant to any Stockpile Orders such that it can be available to meet the applicable Binding Forecasts.  [    ].

2.4.1Once those Products are Stockpiled, STA may use (and then promptly replenish) such FibroGen Stockpile to fulfill its supply obligations under Section 2.3 in exchange for the full price of Product manufactured pursuant to the Binding Forecast.  STA shall work diligently to replace and replenish the Stockpiled Product used pursuant to a Binding Forecast within the agreed upon timelines of: [   ].

2.5STA Stockpile. In addition to the FibroGen Stockpile set forth in Section 2.4, STA shall create and maintain a Stockpile of API [  ] of the Product forecasted by FibroGen to be delivered in the [  ] months (the “STA Stockpile”).  If STA uses any of such STA Stockpile to fulfill amounts Forecasted or requested by FibroGen, STA shall work diligently to replenish the STA Stockpiled Product manufactured pursuant to a Binding Forecast, within [   ], provided that [    ].

2.6Drawdown of Stockpile. [   ].

2.7Shortfalls in Supply.  If STA fails to meet its supply obligations to FibroGen under this Agreement and provided that [  ], then STA shall use [] efforts to cure such failure as soon as practicable.  During such supply failure, STA shall be obliged to allocate all manufacturing capacity to the manufacture and supply of Product to FibroGen or other Recipients, to the extent reasonably practicable without breaching its other contractual obligations with respect to other products, until such supply failure is remedied.  If any such aforementioned supply failure continues in effect for a period of [  ] ([  ]) days, STA and FibroGen shall meet and work together reasonably and in good faith to seek a prompt and [  ] solution to the problem causing the supply failure, and if such supply failure is [  ] due to [   ], FibroGen shall have the right to cancel or modify any pending Stockpiled Orders or Forecasts.

2.8Key Performance Indicators. FibroGen and STA shall set targets in writing for performance and minimum standards where applicable, for each of the key performance indicators (“KPI(s)”); and actual performance versus targets will be measured.  All such changes to the KPIs or the review and assessment shall be recorded in writing. The Parties shall supply each other with appropriate data to calculate the KPIs. This data will be exchanged, reviewed, and validated and may be included in the annual product review.

2.9Product Security.  STA will ensure that all FibroGen Materials, including API and Product, while under the control of STA, its Affiliates or authorized Subcontractors are under appropriately secure conditions with procedures in place to (a) detect diversion, counterfeit, theft, etc., and take protective measures therefrom; and (b) include mechanisms for full accounting and reconciliation of FibroGen Materials, including API and Product, in each case, as may be more fully set forth under the Quality Agreement.  STA will promptly notify FibroGen should any breach or discrepancy thereof occur, and STA shall work cooperatively with FibroGen to resolve any such discrepancy.

ARTICLE 3

OTHER MANUFACTURING OBLIGATIONS

3.1STA Facility.  With the exception of FG-[   ] as set forth in this Sect. 3.1, all Product manufactured for FibroGen hereunder shall be manufactured solely by STA at the STA Facility located at [   ]. The STA Facility may not be changed without a signed writing by STA and FibroGen. [   ].

3.2Raw Materials and FibroGen Materials.

3.2.1Procurement.  Unless specifically stated otherwise in the Quality Agreement or agreed to by the Parties, STA shall be responsible for the sourcing and procurement (in accordance with the applicable Specifications) of [  ] percent ([  ]) of all Raw Materials except [   ], and any cost for such Raw Materials shall be included in the price for Product set forth on Exhibit B of this Agreement. If a Raw Material is not commercially available, then the Parties will discuss how to obtain such Raw Material.

3.2.2Raw Materials Compliance.  All Raw Materials used in the Manufacturing Process shall comply with the applicable Specifications, Binding Forecast or Stockpile Order, PTA, and Quality Agreement, or as otherwise agreed in a signed writing by the Parties.  STA or a Subcontractor approved in accordance with Section 3.7 shall perform testing and evaluation of the Raw Materials as required to meet the foregoing obligations. For Critical Materials, as defined in the Quality Agreement, STA must qualify all such Raw Materials by processing to API that meets specifications.

3.2.3Retention and Reserve Samples.  STA shall identify and retain certain reserve samples as set forth in the Quality Agreement, the Master Batch Record, the applicable standard operating procedures and Applicable Laws, or as otherwise agreed to in a signed writing by STA and FibroGen.

3.2.4FibroGen Materials.

(a)Pursuant to the Manufacturing Services described under a particular Binding Forecast or Stockpile Order, FibroGen (or its designee) may provide FibroGen Materials to STA for use in the performance of Manufacturing Services.  Any such delivery shall be made   [   ] (Incoterms 2010) [   ].  Notwithstanding the foregoing delivery terms, title to FibroGen Materials shall remain with FibroGen at all times.

(b)STA shall use the FibroGen Materials (i) solely to conduct the Manufacturing Services under this Agreement, and not for any other purpose and (ii) in compliance with this Agreement, the applicable Binding Forecast or Stockpile Order, the Quality Agreement, and Applicable Law, and otherwise as specified in the writing by FibroGen.  STA shall not transfer the FibroGen Materials, or otherwise provide access to the FibroGen Materials to any Third Party other than a permitted Subcontractor without the prior written consent of FibroGen. STA agrees that no express or implied licenses or other rights relating to the FibroGen Materials are provided to STA under any Patents, trade secrets or other proprietary rights of FibroGen except to use such FibroGen Materials solely in accordance with this Agreement and the applicable Binding Forecast or Stockpile Order.

(c)STA shall not make any modifications or derivatives of the FibroGen Materials, except as expressly allowed under each Binding Forecast or Stockpile Order.

(d)Upon completion of all Manufacturing Services with respect to specific FibroGen Materials, or earlier upon FibroGen’s written request, STA shall return all FibroGen Materials provided hereunder to FibroGen, or at FibroGen’s option, destroy (with certification of destruction), in each case at reasonable cost to FibroGen.

3.3Manufacturing Standards.  STA shall manufacture all Product in a professional manner and in accordance with Applicable Law including all applicable cGMPs, and industry standards, and in compliance with the terms and conditions of the applicable Binding Forecast or Stockpile Order, this Agreement, and the Quality Agreement.

3.4Documentation for Manufacture of Product.  STA shall keep complete, accurate accounts, notes, data and records pertaining to the manufacture, processing, testing, packaging and storage of the Product, including without limitation (a) Executed Batch Records for Product manufactured in accordance with cGMP and (b) any other records required to be maintained under the Quality Agreement, this Agreement or the applicable Binding Forecast or Stockpile Order or Applicable Laws.  STA shall retain all such records for a period of [   ], or longer if required by

the Quality Agreement or Applicable Laws, and shall provide reasonable access to such records to FibroGen upon reasonable advance notice. After the retention period, STA shall notify FibroGen in writing prior to the destruction of any records retained under this Section and, at FibroGen’s request, shall transfer such records to FibroGen at FibroGen’s reasonable expense. Notwithstanding the foregoing, the records may be retained by STA as required by Applicable Laws or as otherwise necessary for regulatory or insurance purposes.

3.5Analytical Testing.  STA, or a designated Subcontractor approved in accordance with Section 3.7, shall perform the analytical testing on Raw Materials, Products, intermediates, and all other materials used in the Manufacturing Process as set forth in the current Master Batch Records, current Specifications, and/or as otherwise agreed in a signed writing by STA and FibroGen.

3.6Storage.  STA shall ensure that all FibroGen Materials and Raw Materials that are to be used in the manufacture of Product, as well as all Products, intermediates, and all other materials used in the Manufacturing Process in STA’s control, are stored in accordance with the terms and conditions of the Specifications or the MBR (as applicable), the Quality Agreement, all Applicable Law, and/or as otherwise mutually agreed to in a signed writing by STA and FibroGen.

3.7Approval of Subcontracting.  STA shall not subcontract, sublicense or otherwise delegate all or any portion of its obligations under this Agreement without FibroGen’s prior written approval.  STA shall ensure that all STA Hong Kong and Shanghai STA Affiliates, and all Third Party authorized Subcontractors shall have entered into agreements with STA to enable STA to comply with all obligations hereunder relating to performance of Manufacturing Services hereunder, including without limitation, obligations relating to FibroGen Confidential Information, FibroGen Intellectual Property and/or Project Intellectual Property.  STA agrees that it shall be jointly and severally liable with any such Third Party subcontractor or Affiliate of STA Hong Kong and Shanghai STA, for their non-performance, non-conformance, violation, or breach of this Agreement (including any Binding Forecast or Stockpile Order or Quality Agreement).

ARTICLE 4
ACCEPTANCE/REJECTION; DELIVERY

4.1Evaluation of Product.

4.1.1Documentation Review. For each Batch of Product manufactured pursuant to this Agreement, within [  ] ([  ]) business days after the completion of STA’s internal review, testing, approval, and Batch release procedures that are specified in the Quality Agreement, the applicable PTA, the Specifications, the applicable Binding Forecast or Stockpile Order, or STA’s standard operating procedures, STA shall provide FibroGen’s quality assurance department with copies of Batch Documentation Package for such Product documents referred to in Section 4.1.1 (a) of this Agreement, and, at FibroGen’s written request, Product samples. Within [  ] ([  ]) days after FibroGen’s receipt of such Batch Documentation Package and Product samples (if applicable) (the “Release Period”), FibroGen shall determine whether, based on FibroGen’s review of the Batch Documentation Package and the Product samples (if applicable), such Batch contains Product that is accepted or Non-Conforming. During the review period, FibroGen may request clarifications and corrections to Batch Documentation for which STA shall provide such answers and corrections in a timely manner understanding the ([  ]) day Release Period.  If answers and corrections are not provided in a timely manner then the ([  ]) days may be exceeded. If, within the Release Period, FibroGen makes a determination that there is Non-Conforming Product, FibroGen shall promptly notify STA of such determination in writing and shall have the right to reject such Batch of Product pursuant to Section 4.2.

(a)Each shipment of Product delivered to FibroGen shall be accompanied by components of the Batch Documentation Package and other documents as otherwise specified in the Quality Agreement, including but not limited to: (1) a Certificate of Analysis; (2) a Certificate of Compliance; (3) TSE/BSE free statement; and (4) Material Safety Data Sheets (MSDS); and (5) analytical test results.

4.1.2Latent Defects. The Parties recognize that some nonconformities in the Product [   ] cannot reasonably be discovered within the Release Period defined in the preceding Sect. 4.1.1 based on FibroGen’s review of the Batch Documentation Package and, if applicable, [   ] (“Latent Defects”).   If FibroGen makes a determination that a Latent Defect causes such Product to be Non-Conforming prior to the Expiration Date or Re-Test Date of such Product, FibroGen shall promptly notify STA of such determination within [  ] and shall have the right to reject the Product pursuant to Section 4.2.1.

4.2Acceptance and Rejection Procedure.

4.2.1In the event FibroGen rejects Product under Section 4.1.1 or Section 4.1.2, FibroGen shall provide a written notice specifying the manner in which such Product is Non-Conforming.

4.2.2[   ].  In the event that FibroGen desires to accept such Product prior to the end of the Release Period, FibroGen will provide written notice of such acceptance to STA. [   ].

4.3Cooperation in Investigations; Disposition of Non-Conforming Product.  In the event that the Parties do not agree on whether a Product is Conforming, the Parties shall promptly meet to discuss the Product that FibroGen determines as Non-Conforming.  The Parties shall discuss, in good faith, the procedures used to generate and test such Product.  If, [  ] ([  ]) days of such discussion, the Parties are still unable to agree on whether such Product is Conforming or Non-Conforming, the Parties shall submit the Product in question to a mutually agreed on independent Third Party expert that has the capability of investigating the existence of or source of non-conformity and to the extent necessary, testing the Product to determine whether it is Conforming or Non-Conforming. If such Third Party expert determines that further testing of Product is required, the analytical testing methods used by the Third Party expert shall be agreed upon by the Parties. [  ]. The losing Party shall bear all costs and expenses related to [  ] invoiced by the Third Party expert.

4.4Remedy for Non-Conforming Product.

4.4.1If STA agrees with FibroGen, or if the independent Third Party retained under Section 4.3 determines, that certain units of Product are Non-Conforming as a result of [   ].  STA shall not Rework or Reprocess such Non-Conforming Product without FibroGen’s prior written consent.

4.4.2STA shall cooperate with FibroGen in determining the cause of any Non-Conforming Product, including quality problems involving a Product, identifying corrective/preventive action and ensuring the implementation and effectiveness thereof.

4.5Delivery Terms; Storage.  Following FibroGen’s acceptance of Product pursuant to this Article 4, STA shall either store, ship, or otherwise dispose of such Product as requested by FibroGen in writing.  Unless otherwise set forth on the applicable Binding Forecast or Stockpile Order, shipment of Product shall be made [   ] (Incoterms 2010) [   ]. If the Binding Forecast or Stockpile Order does not specify disposition of Product, then STA or its Subcontractor shall store such Product in accordance with the storage requirements (as defined in this Agreement, the Specifications and the MBR as applicable) until such time as FibroGen request shipment or other disposition or use of such Product. STA shall be solely responsible for [   ].  STA shall assist FibroGen [   ].  Shipping Requirements shall be approved by FibroGen in writing. No later than [  ] ([  ]) months before the Delivery Date unless Product is Stockpiled, FibroGen shall provide Shipping Instructions to STA.

4.6Storage; Storage Fees. STA agrees to store Product that is in the Stockpile without additional charge to FibroGen and in quantities sufficient to meet its obligations under Article 2. For all Product that is not in a Stockpile and that has been stored for more than [  ] ([  ]) months after the Release Period, STA may charge reasonable storage fees (“Storage Fees”) at a [  ] rate of [  ] in normal storage condition. Rates for special storage condition will be agreed by the Parties in writing. For clarity, Storage Fees shall only apply to Product from [   ].

ARTICLE 5
PAYMENTS

5.1Compensation.  The price for Products manufactured and supplied hereunder, and full payments owed to STA in connection with the satisfactory performance of the Manufacturing Services, shall be the price set forth on Exhibit B or for the FibroGen Stockpile, Exhibit C.

5.1.1For any order of Products listed on Exhibit B, the purchase price set forth therein, shall be for delivery of the Product and the replenishment of any Products in the Stockpile such that STA can continue to satisfy its obligations under Article 2.

5.1.2The pricing set forth on Exhibit B hereto shall be for all Delivery Dates [  ].  For deliveries in all subsequent years, [   ].

5.1.3STA shall not charge FibroGen for (a) any Manufacturing Services not performed or Product not delivered to FibroGen in accordance with this Agreement, or the applicable Binding Forecast or Stockpile Order; (b) any pass-through or other reimbursement costs that are not agreed on by the Parties in writing in advance or pre-approved by FibroGen; (c) any Non-Conforming Product, or (d) any Manufacturing Services, Products, or costs that were not requested by FibroGen under a Binding Forecast or Stockpile Order. Any Storage Fees charged to FibroGen shall be subject to the terms set forth in Section 4.6 hereof.

5.2Invoice Terms. STA shall invoice FibroGen for all Product accepted under Section 4.2.  Notwithstanding anything to the contrary in the foregoing (and in the terms set forth in Section 4.5 and Section 4.6), STA shall invoice FibroGen [  ]. Such invoice shall specify all Manufacturing Services performed for such Product pursuant to the applicable Binding Forecast or Stockpile Order and this Agreement, including specifying the starting materials therefore.

5.3Payment Terms.

For all Products manufactured under this Agreement (whether delivered or stored at STA), FibroGen shall pay within [  ] ([  ]) days after receipt of an invoice delivered pursuant to this Article 5. All invoices and payments hereunder shall be in U.S. Dollars (USD). In the event of STA’s failure to deliver Product within [  ] ([  ]) days of the confirmed Delivery Date, or [   ].  Unless otherwise set forth in a Forecast, all invoices relating to this Agreement must be sent to:

Accounts Payable (C: 00031947.0)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

AP@Fibrogen.com

5.4Taxes and Other Surcharges.  All income taxes, VAT, levies, surcharges, withholding, or other similar charges and any penalties levied thereon which relate to any amounts paid to STA hereunder shall be the responsibility of and paid by STA.

ARTICLE 6
REGULATORY OBLIGATIONS

6.1Registrations, Permits and Licenses.  All STA Facilities will be properly licensed and have all necessary permits to perform the Manufacturing Services.  STA shall secure and maintain in good order, at its sole cost and expense, such current governmental registrations, permits, approvals and licenses (including facilities licenses), and pass all inspections, as are required by applicable Regulatory Authorities in order for STA to perform all of its obligations under this Agreement and each Binding Forecast or Stockpile Order (each, a “Registration”), for so long and insofar as is necessary to permit STA to perform any of its obligations under this Agreement.  STA shall supply such Registrations and all related documents to FibroGen or a FibroGen designee upon request by FibroGen.  STA shall use best efforts to resolve as soon as practicable, any issues that arise in its efforts to obtain and maintain Registrations, including fully and completely addressing and rectifying any deviations or other issues raised in any warning letter from the FDA or any similar warning or objection by any Regulatory Authority.

6.1.1Drug Approvals and NMPA Documentation. STA acknowledges and agrees that FibroGen requires ownership and/or exclusive control over certain licenses, certificates, or documents issued by the NMPA and other applicable Regulatory Authorities that relate to Products, including without limitation the development, marketing, manufacturing, sale, use, and distribution thereof. Therefore, STA agrees to comply with the additional terms and conditions set forth in Exhibit A “Ownership and Control of Certain Licenses, Permits, and Other Documents”.

6.2Regulatory Communications and Correspondence.  Any and all communications from and to the FDA, NMPA or other Regulatory Authorities related to the manufacture of the Products at the STA Facility shall be handled in accordance with the terms and conditions of the Quality Agreement, or as otherwise agreed in a signed writing by STA and FibroGen.

6.3Regulatory Inspections.

6.3.1Inspection by Regulatory Authorities. Upon the request of any Regulatory Authority having jurisdiction over the manufacture of Product hereunder, such Regulatory Authority shall have access to observe and inspect STA’s facilities (including STA Facility) and procedures used for the manufacture, release and stability testing, and/or warehousing of all Product, and to audit such facilities (including STA Facility) for compliance with cGMP and other Applicable Law.  STA specifically agrees to cooperate with any inspection by a Regulatory Authority in connection with the Product, whether prior to or after regulatory approval of Product manufactured by STA, and to provide FibroGen with a copy of any document received including any inspection or audit report resulting from any such inspection by a Regulatory Authority, which document/report shall be received by FibroGen no later than [  ] ([  ]) business days from such inspection. STA agrees that STA shall immediately (within [  ] ([  ]) business day) notify FibroGen of any regulatory inspections that Product is associated with a serious adverse event.   For clarity, the foregoing reporting requirements do not impact STA’s reporting obligations to FibroGen as set forth in Section 6.5.2. If STA is purchasing Raw Materials from a Third Party for use in manufacturing Product, STA shall use [  ] efforts to ensure that such supplier’s facilities and procedures are similarly subject to the provisions of this Section as to the manufacture of such Raw Materials, and to ensure that FibroGen is provided copies of any inspection or audit report of such Third Party relating to such Raw Materials.

6.3.2Remedial Actions. STA shall notify FibroGen immediately in writing in the event any action is taken or threatened by a Regulatory Authority relating to the manufacture, supply, or storage of Product by STA or which may impair the ability of STA to manufacture, supply, or store Product (including without limitation any impairment to STA’s ability to manufacture Product conforming to the applicable Specifications) in accordance with this Agreement.  In any event, STA shall use [  ] efforts to address and resolve as soon as possible any issues, concerns or warnings from any Regulatory Authority that might affect STA’s ability to manufacture, supply, or store Product in accordance with this Agreement, the Specifications and MBR (as applicable).  To the extent STA must implement a plan of remediation or for other modifications or changes to STA’s Facility or the Manufacturing Processes in order to address and resolve any such issues, concerns or warnings from any Regulatory Authority, STA shall: (a) prepare such plan as soon as practicable; (b) if the plan is directly relating to the manufacture, supply or storage of Product, provide a draft of the plan to FibroGen for review and comment, and implement all reasonable comments of FibroGen as soon as possible; and (c) implement and complete all aspects of the agreed plan as soon as practicable.

6.4Regulatory Filings and Maintenance; Cooperation in Obtaining Government Approvals.  STA shall provide information and documentation to support FibroGen’s Regulatory Filings and in maintaining Regulatory Authority approvals for the Product or Final Product (as applicable), as necessary, and shall prepare and maintain manufacturing files, certificates, authorizations, data and other records that pertain to the manufacture of the Product as further set forth in the Quality Agreement or applicable Binding Forecast or Stockpile Order, or as otherwise agreed to in a signed writing by STA and FibroGen. FibroGen (or other Recipients) shall have the exclusive right to prepare and submit any and all Regulatory Filings regarding any products containing Product and Final Product (including INDs and NDAs), and including filing any amendments or supplements thereto and pursuing such Regulatory Filings to approval or registration.  Any and all such Regulatory Filings regarding Product or Final Products, and any approvals obtained thereon, will be owned solely by and held in the name of FibroGen (or other Recipients, as applicable).  To the extent required or appropriate under Applicable Law, any such Regulatory Filings, or any approvals obtained thereon, may list STA as a manufacturer of the applicable Product or Final Product under this Agreement.  STA shall have no rights in or to any such Regulatory Filings, or any approvals obtained thereon.

6.5Recalls.

6.5.1Responsibility. As between the Parties, FibroGen shall have (a) the sole authority to determine whether or not to implement a Recall of Final Product and/or how to respond if a Regulatory Authority recommends or requires a Recall or Seizure of Final Product; and (b) the sole responsibility to implement any such Recall and/or to respond to any such Seizure, subject to STA’s obligations under this Section 6.5. Recalls or Seizures of Final Product will be further handled by the Quality Agreement between the Parties.

6.5.2Communication.  STA shall keep FibroGen fully and promptly informed of any notification, event or other information, whether STA receives directly or indirectly, which notification, event or other information might affect the marketability, safety, or effectiveness of Final Products.  Upon request in writing, STA shall cooperate with, and provide reasonable assistance in a timely manner to FibroGen in connection with any Recall or Seizure, including without limitation providing information relating to a potential or actual Recall or Seizure within [  ] ([  ]) business days after FibroGen’s written request therefor, to the extent such information is readily available to STA.

6.5.3Replacement; Refund.  In the event of any Recall or Seizure of Final Product, i) if such Recall or Seizure of Final Product is [  ] arising out of or resulting from [   ], STA shall, in addition to the obligations of STA under this Agreement, and [   ], reimburse FibroGen for: [    ]; and ii) if such Recall or Seizure of Final Product is arising out of or resulting from [   ], STA shall, in addition to the obligations of STA under this Agreement, and [  ], be responsible to reimburse FibroGen [   ].

ARTICLE 7

HAZARDS AND SAFETY

7.1Hazards.  As of the effective date of each applicable Binding Forecast or Stockpile Order, FibroGen shall provide STA with all information then known to FibroGen and in FibroGen’s possession or control concerning any hazardous conditions or Wastes associated with exposure to or the handling, storage, use, or disposal of FibroGen Materials and Product, including without limitation Materials Safety Data Sheets for FibroGen Materials and Product.

7.2Safety. STA shall in accordance with STA’s internal procedures and Applicable Law, inform its employees, contractors and other personnel of any known or reasonably ascertainable chemical and processing hazards associated with the Raw Materials, FibroGen Materials, Product, or any Wastes generated through performance of the Manufacturing Services hereunder, and provide such persons with training in the proper methods of handling and disposing of such items.  STA shall be responsible for maintaining safety procedures and required training documentation for STA’s handling and manufacture of the Product, FibroGen Materials, and all Raw Materials and components thereof, and for the generation, treatment, storage and disposal of Wastes relating thereto all of which shall comply with all applicable national and local environmental and occupational safety and health requirements where the Waste is located (including, without limitation the Applicable Laws of the PRC). FibroGen shall have the right to audit and comment on such procedures. In accordance with the Quality Agreement, each Party shall promptly notify the other of any information or notice of which it becomes aware concerning the Product, including, without limitation, any threatened or pending action by any Regulatory Authority.  FibroGen shall be responsible for handling all complaints and communications from Regulatory Authorities with respect to the Final Product or Product, except to the extent such complaints and communications relate to the STA Facility.  STA shall cooperate in resolving such complaints and responding to such communications to the extent they pertain to Product, and such cooperation is reasonably requested by FibroGen.

7.3Waste Handling; Notification.  At STA’s expense, STA or an approved Subcontractor shall handle, label, package, store, transport and dispose of all Wastes generated through performance of the Manufacturing Services hereunder in material compliance with all Applicable Laws, including without limitation those of the PRC.  Each Party shall promptly notify the other of any health hazards or potential health hazards of which it is or becomes aware concerning exposure to or handling of the Raw Materials, FibroGen Materials, Product, Final Product (as applicable), or Wastes.

7.4Accident Reports/Adverse Event Reporting.  It is understood and agreed that FibroGen (or other Recipients) shall have the sole right and responsibility for reporting to the applicable and appropriate Regulatory Authorities any adverse events involving a Product or Final Product (as applicable).  STA shall provide FibroGen all reasonable assistance in complying with such reporting requirements.  STA shall report to FibroGen immediately within [  ] ([  ]) business days all material accidents related to the manufacture, handling, use or storage of any Raw Materials, FibroGen Materials, or Product, including, without limitation: (a) accidents resulting in significant personal injury requiring more than first aid treatment, (b) accidents resulting in chronic illness or loss of consciousness, (c) accidents resulting in material property damage, (d)

accidents resulting in material environmental release, and (e) accidents that result in regulatory, safety, health or environmental audits. STA shall notify FibroGen, in accordance with the requirements of the Quality Agreement if set forth therein, of any information of which STA becomes aware concerning any side effect, injury, toxicity or sensitivity reaction, or any unexpected incident, and the severity thereof, that is associated with the manufacturing of Product.

ARTICLE 8
QUALITY ASSURANCE AND PRODUCT TECHNICAL AGREEMENT

8.1Quality Agreement.  Prior to manufacturing any Product, FibroGen may propose a one or more Quality Agreement(s) and PTAs, which shall be agreed upon and executed between the Parties. The Quality Agreement shall set forth the responsibilities of the Parties with respect to pharmacovigilance, quality assurance, document retention, notification obligations relating to Regulatory Authority inquiries and activities, audit and inspection rights, and similar matters with respect to the manufacture of Product including Recalls, returned goods, and authorization for Recalls (“Quality Matters”).

8.2Quality Control.  STA shall ensure that all Product manufactured for supply to FibroGen pursuant to this Agreement is subject to quality controls in conformance with customary practices, cGMP and regulatory standards.  In addition, STA shall maintain and follow a quality control and testing program to confirm that all Product supplied hereunder conforms to the Specifications (the “Quality Control Procedures”).

8.3Responsibility for Quality Assurance and Quality Control.  Responsibility for quality assurance and quality control of Product shall be allocated between FibroGen and STA as set forth in the Quality Agreement and Quality Control Procedures.

8.4Audits; Observation of Product Manufacture.  Notwithstanding anything to the contrary herein or in any Binding Forecast or Stockpile Order, STA agrees that it shall not commence any manufacture of Product until: (a) FibroGen has completed an audit (and if required, STA has instituted appropriate corrective actions to FibroGen’s satisfaction) of the STA Facility and quality systems in place at the STA Facility; and (b) FibroGen has approved the applicable Master Batch Record.  On an ongoing basis, FibroGen, other Recipients, and other authorized agents designated by FibroGen shall have the right to perform, directly or through its representatives or agents, certain audits of records and documentation, and to have representatives of FibroGen (or its designee) visit the STA Facility at agreed-upon times, at FibroGen’s expense, to review STA’s manufacturing operations, to assess its compliance with Quality Control Procedures and regulatory standards, and to discuss any related issues with manufacturing and management personnel as set forth in the Quality Agreement or as otherwise agreed in writing by STA and FibroGen.  STA shall cooperate fully in all such reviews, audits, and inspections.  STA shall provide at no further cost all personnel time and resources that are commercially reasonable to complete such audits.  FibroGen shall provide reasonable advance notice to STA of visits to the STA Facility. FibroGen, its representatives or agents shall comply with all reasonable rules promulgated by STA regarding the STA Facility they are visiting and may, at the reasonable discretion of STA, be prohibited from entering or only given limited access to certain areas within the STA Facility. STA may require that FibroGen or the representatives execute an agreement that regulates the representatives’ conduct during their visit.

ARTICLE 9
LICENSE GRANTS

9.1Licenses to STA.  During the Term, FibroGen hereby grants to STA a limited, royalty-free, non-exclusive, non-transferable license (without any right to sublicense) under any FibroGen Intellectual Property for the sole and limited purpose of STA’s performance of its obligations under this Agreement, including, without limitation, the manufacture and supply of Product pursuant to this Agreement and any applicable Binding Forecast or Stockpile Order (s). STA covenants that it shall not use or practice the FibroGen Intellectual Property for any use or purpose other than for the limited manufacturing and supply as provided in this Agreement, and shall not disclose, transfer, make public or sublicense any rights, data and information under the FibroGen Intellectual Property except to STA Affiliates or approved Subcontractors in each case in connection with the Manufacturing Services.

9.2License to FibroGen.  STA hereby grants to FibroGen an irrevocable, worldwide, fully paid, royalty-free, non-exclusive license, with the right to grant and authorize sublicenses, under any and all STA Background Intellectual Property and Manufacturing Improvements that STA incorporates into the Manufacturing Processes, Products, Batch Documentation Package and such other deliverables, in each case to practice such STA Background Intellectual Property for the sole and limited purpose of: (a) practicing the Manufacturing Processes and using the deliverables required by this Agreement or other written agreements between the Parties; and/or (b) making, having made, selling, having sold, offering for sale, using, importing and/or exporting, and commercializing the Product.

ARTICLE 10
OWNERSHIP OF INTELLECTUAL PROPERTY AND

MATERIALS

10.1Rights to Intellectual Property.  STA shall and hereby assigns to FibroGen all of STA’s right, title and interest in and to all Product, the Batch Documentation Package, all other deliverables required by this Agreement or other written agreements between the Parties, and all Project Intellectual Property (collectively, “FibroGen Owned Work Product”).  All STA Background Intellectual Property shall be solely owned by STA and deemed STA Confidential Information. FibroGen Owned Work Product, and any improvements or modifications thereto developed during the course of performing Manufacturing Services under this Agreement, will be solely owned by FibroGen and deemed FibroGen Confidential Information.  STA shall execute documents and take other actions as FibroGen reasonably requests (at FibroGen’s reasonable expense) for purposes of applying for, obtaining, perfecting, evidencing, sustaining and enforcing FibroGen’s interest in the FibroGen Owned Work Product, including without limitation, assisting FibroGen with its Patents, specifically its patent application(s). FibroGen shall notify STA of any patents granted for FibroGen Owned Work Product. To effectuate the transfer of rights set forth in this Section 10.1, STA shall promptly disclose to FibroGen all FibroGen Owned Work Product. [   ].  Notwithstanding anything to the contrary in this Agreement, without FibroGen’s prior written consent, STA agrees not to manufacture, use, sell, offer for sale, export and/or import (other than for FibroGen or at FibroGen’s direction) any Products [   ].

10.2Notwithstanding the foregoing, Intellectual Property created or developed in connection with the provision of the Manufacturing Services that is derivative solely of STA Background Intellectual Property without any input or contribution from FibroGen or use of FibroGen Confidential Information or FibroGen Owned Work Product, and in any case is general in nature and not specific to the manufacture of Product, (“Manufacturing Improvements”) should be solely owned by STA and deemed STA Confidential Information.

10.3FibroGen Materials.  As between the Parties and without prejudice to any other ownership rights hereunder, FibroGen shall own all rights and interests in and title to the FibroGen Materials.

10.4Intellectual Property Controls. STA shall require any of its employees, approved Subcontractors, and employees of such approved Subcontractors to hold any of FibroGen Confidential Information, FibroGen Materials, FibroGen Intellectual Property, and FibroGen Owned Work Product in strict trust and confidence, and shall require such employees, approved Subcontractors, and employees of such approved Subcontractors to assign all right, title and interest in and to FibroGen Owned Work Product to STA so that it may comply with its obligations under this Agreement. Furthermore, STA shall enforce strict access control procedures to protect FibroGen Confidential Information, FibroGen Materials, FibroGen Intellectual Property, and FibroGen Owned Work Product from inadvertent disclosure. Such access control procedures may include, without limitation:

10.4.1Distribution of FibroGen Confidential Information, FibroGen Materials. FibroGen Intellectual Property (including, without limitation, technical packages) and FibroGen Owned Work Product, in their whole form, only to employees (on a need-to-know basis) of STA;

10.4.2Disclosure of blinded scientific information to chemistry teams;

10.4.3Blinding of FibroGen’s identity, therapeutic area, and other manufacturing details from chemistry teams;

10.4.4Blinding of FibroGen’s technical information to shipping personnel; and

10.4.5Execution of binding, effective and enforceable non-disclosure, non-use, and inventions assignment agreements with all employees, approved Subcontractors, and employees of such approved Subcontractors who will receive FibroGen Confidential Information and/or FibroGen Materials.

ARTICLE 11
REPRESENTATIONS AND WARRANTIES

11.1FibroGen.  FibroGen hereby represents and warrants to STA that, as of the Effective

Date:

11.1.1Power and Authority.  FibroGen is duly formed and validly existing under the laws of its jurisdiction of formation and has all requisite corporate power and authority to execute and enter into this Agreement and to perform its obligations hereunder.

11.1.2Execution, Delivery and Performance of the Agreement.  FibroGen has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.  This Agreement has been duly executed and delivered on behalf of FibroGen, and constitutes a legal, valid, binding obligation, enforceable against FibroGen and its successors and assigns in accordance with its terms and conditions.

11.1.3Materials and Information.  FibroGen is free to supply to STA the FibroGen Confidential Information and FibroGen Materials supplied by FibroGen to STA.

11.1.4License.  FibroGen has the right, power and authority to grant STA the license set forth in Section 9.1 above.

11.1.5No Hazards. FibroGen has made STA aware of any hazards involved in handling FibroGen Materials and Product (including intermediates) that are known by FibroGen as of the Effective Date.

11.2STA.  STA hereby represents and warrants to FibroGen that, as of the Effective Date:

11.2.1Power and Authority. STA is duly formed and validly existing under the laws of its jurisdiction of formation and has all requisite corporate power and authority, in each jurisdiction in which Manufacturing Services will be performed, to own and operate its business and properties and to carry on its business and to execute and deliver this Agreement and each Binding Forecast or Stockpile Order and to perform its obligations hereunder.

11.2.2Execution, Delivery and Performance of Agreement.  STA has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.  This Agreement has been duly executed and delivered on behalf of STA, and constitutes a legal, valid, binding obligation, enforceable against STA in accordance with its terms.  The execution, delivery and performance of this Agreement does not breach, conflict with, violate, contravene or constitute a default under any contracts, arrangements or commitments to which STA is a party or by which it is bound nor does the execution, delivery and performance of this Agreement by STA violate any order, law or regulation of any court or Regulatory Authority having authority over it.

11.2.3STA Facility.  STA owns or lawfully controls the STA Facility, and the STA Facility tasked for manufacture of Product in compliance with cGMP shall be maintained in accordance with cGMP (as applicable) and in such condition as will allow STA to manufacture the Product in compliance with Applicable Law including cGMP, and in conformance with the

Master Batch Record and the Quality Agreement.

11.2.4Compliance with Applicable Law.  STA is in full compliance at all times and will continue to be in compliance at all times with all Applicable Laws, and regulatory guidelines and industry standards (including those of the PRC) relating to the performance of the Manufacturing Services, as may be set forth in the applicable Binding Forecast or Stockpile Order.  If STA learns of the noncompliance of an Applicable Law by an employee, agent, or Subcontractor being used by STA, STA will immediately so notify FibroGen in writing, and appropriate action will be taken by STA only after consultation with FibroGen, at STA’s sole expense.

11.2.5No Patent Infringement.  To STA’s knowledge, as of the Effective Date, no Third Party has filed, pursued or maintained or threatened in writing to file, pursue or maintain any claim, lawsuit, charge, complaint or other action alleging infringement of a Third-Party Patent based on the practice of STA Background Intellectual Property or the manufacture, use, import, offer for sale or sale of products generated hereunder, including the Products. STA will not use in the Manufacturing Services or incorporate into the Product or any other deliverables any Third Party intellectual property or other intellectual property for which it does not have the right to grant the licenses herein to FibroGen.

11.2.6Confidential Information.  STA has the right to supply STA Confidential Information to FibroGen (excluding any information related to other STA clients that FibroGen inadvertently becomes aware of through the presence of its employees or agents at STA offices or at the STA Facility).

11.2.7License.  STA has the right, power and authority to grant FibroGen the license set forth in Section 9.2 above and will not enter into any contract, arrangement or commitment in the future which prohibits the grant of such license.

11.2.8No Pending Litigation. STA is not aware of any current or pending litigation which would materially impair its ability to perform the Manufacturing Services.

11.2.9Experience/Timeliness. STA, its Affiliates, employees and agents and permitted or authorized Subcontractors, have and will continue to have the knowledge, experience and skill to provide, and will provide, the Manufacturing Services in a professional and timely manner.  STA will staff each Forecast or Stockpile Order to ensure the completion of the Forecast or Stockpile Order in accordance with this Agreement, and each applicable Forecast or Stockpile Order.

11.2.10  Workmanship.  Manufacturing Services will conform to the highest standards of workmanship and the Specifications for each Binding Forecast or Stockpile Order.  Prior to performing Manufacturing Services under this Agreement, STA will ensure that each person performing Manufacturing Services under this Agreement has (a) legally binding obligations of confidentiality at least as strict as those herein to protect FibroGen’s interests, and (b) with respect to intellectual property, legally binding obligations which allow STA to comply with its obligations in Section 11.

11.2.11  Performance. STA will perform all Manufacturing Services in accordance with this Agreement, the Specifications, the Quality Agreement, Master Batch Record, applicable Binding Forecast or Stockpile Order, and Applicable Law.

11.2.12  Debarment. STA does not and shall not employ, contract with or retain any person directly or indirectly to perform Manufacturing Services under this Agreement or any Binding Forecast or Stockpile Order if such person is debarred under 21 U.S.C. 335a(a) or 335a(b), or other equivalent laws, rules, regulations or standards of any other relevant jurisdiction (as may be amended from time to time), including the laws and regulatory guidelines of the PRC.  STA shall promptly disclose in writing to FibroGen if any STA employee, Affiliate, Subcontractor, or agent is debarred, or if any action or investigation is pending or, to the best of STA’s knowledge, threatened, relating to the debarment of STA or any person performing Manufacturing Services related to this Agreement or any Binding Forecast or Stockpile Order

11.3Product Warranty.  STA hereby represents and warrants to FibroGen that each Batch of Product: (a) will have been manufactured and analyzed in conformance with the Master Batch Record, the applicable Quality Agreement, and, to the extent applicable, cGMPs; (b) will, [   ], conform to the Specifications and the applicable Binding Forecast or Stockpile Order; (c) will have been packaged in accordance with the storage requirements as defined in the Specifications and MBR (as applicable) and set forth in this Agreement; and (d) will be transferred free and clear of any liens or encumbrances of any kind to the extent arising through or as a result of the acts or omissions of STA or its Affiliates or Subcontractors.

11.4Export Compliance; Anti-Corruption.

11.4.1STA acknowledges that FibroGen Confidential Information, FibroGen Materials, or other information or materials disclosed in connection with the Manufacturing Services may be considered technical materials or data that is subject to compliance with the export control laws and regulations of the United States and other countries, and hereby agrees to comply with such laws to the extent they apply.

11.4.2STA represents and warrants to FibroGen that neither STA nor any of its employees, agents or other representatives has or will perform any of the following acts, either directly or through a third party, in connection with this Agreement: (a) pay, offer or promise to pay, or authorize the payment of, any money; (b) give or promise to give, or authorize the giving of, any services or anything else of value; or (c) enter into any other transactions, to or with any official or employee of any governmental agency or instrumentality, or of a public international organization, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office, in each case for the purpose of: (i) influencing any act or decision of that person in his/her official capacity, including a decision to fail to perform his/her official functions with such governmental agency or instrumentality or such public international organization or such political party; (ii) inducing such person to use his/her influence with such governmental agency or instrumentality or such public international organization or such political party to affect or influence any act or decision thereof; or (iii) securing any improper advantage.

11.4.3If STA breaches any of the covenants set forth in this Section 11.4: (a) this Agreement and any Binding Forecast or Stockpile Order may be immediately terminated at FibroGen’s sole discretion; (b) FibroGen shall have a right of action against STA for the amount of any monetary payment or thing of value made or given by STA in breach of any of such covenants; (c) all obligations by FibroGen to pay any compensation to STA shall cease immediately; and (d) FibroGen may at its sole discretion, rescind this Agreement and STA shall immediately return to the FibroGen any compensation paid to STA arising from any transaction in violation of this Section.

ARTICLE 12
INDEMNIFICATION; INSURANCE

12.1Indemnification by FibroGen.  Subject to Section 12.2 and Section 12.3, FibroGen shall indemnify, defend and hold STA Hong Kong and Shanghai STA, their Affiliates, and their directors, officers, employees and agents (the “STA Indemnitees”) harmless from and against all losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, the “Losses”) incurred by STA Indemnitees to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of [   ], in each case except to the extent any such Loss arises out of or results from a STA Indemnitee’s negligence, willful misconduct, or breach of this Agreement.

12.2Indemnification by STA.  Subject to Section 12.1 and Section 12.3, STA shall indemnify, defend and hold FibroGen, its Affiliates, and their directors, officers, employees and agents (the “FibroGen Indemnitees”) harmless from and against all Losses incurred by FibroGen Indemnitees to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of [   ], in each case except to the extent any such Loss arises out of or results from a FibroGen Indemnitee’s negligence, willful misconduct, or breach of this Agreement.

12.3Indemnification Procedures.

12.3.1Identification of Indemnitor and Indemnitee.  An “Indemnitor” means the indemnifying Party.  An “Indemnitee” means the indemnified Party, its Affiliates, and their respective directors, officers, employees and agents.

12.3.2Indemnification Procedures.  An Indemnitee which intends to claim indemnification under Section 12.1 or Section 12.2 hereof shall promptly notify the Indemnitor in writing of any claim, lawsuit or other action in respect of which the Indemnitee or any of their respective directors, officers, employees and agents intend to claim such indemnification.  The Indemnitee shall permit, and shall cause their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that such settlement shall not adversely affect the Indemnitee’s rights under this Agreement or impose any obligations on the Indemnitee in addition to those set forth herein.  [   ].  The Indemnitee

shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

12.4STA Insurance.  STA represents and warrants that it presently maintains and shall continue to maintain insurance coverage set forth in subsections 12.4.1 through 12.4.5, below.  Some or all such coverage may be in the form of self-insurance approved by appropriate Regulatory Authorities.

12.4.1Commercial General Liability. STA shall maintain commercial general liability insurance (including products liability and contractual liability coverage) with limits of liability that are [  ] per occurrence, and not less [  ] in the aggregate (bodily injury included).

12.4.2Worker’s Compensation Coverage. STA shall maintain worker's compensation insurance, in compliance with all applicable laws. [  ].

12.4.3Employer's Liability Insurance.  STA shall maintain employer’s liability insurance coverage with respect to employees involved in performing this Agreement, with [  ] limits of [  ] per employee.

12.4.4All Risks Property Insurance. STA shall maintain all risks property insurance with limits of [  ] liability coverage in the aggregate.

12.4.5Other Insurance Required by Applicable Law. STA shall maintain all such insurance as required by Applicable Law.

12.4.6 Insurance Provider Financial Ratings.  The insurance required pursuant to this Section 12.4 shall be carried with reputable insurance companies.

12.4.7Certificate of Insurance.  Within [  ] ([  ]) days of signing this Agreement, STA shall provide FibroGen with its proof of insurance evidencing the insurance coverage set forth in this Section 12.4.  Upon written request, STA shall provide FibroGen with current proof of insurance evidencing such coverage.

12.5Disclaimer of Consequential Damages.  [   ].

12.6     Limitation of Liability. [   ].

ARTICLE 13
CONFIDENTIALITY

13.1STA Confidentiality Obligations.  During the Term of this Agreement and for [   ] thereafter, STA shall not use FibroGen Confidential Information except as authorized under this Agreement and shall not disclose FibroGen Confidential Information to any Third Party other than: (a) employees, consultants, agents or Subcontractors of STA who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to perform their duties or the Manufacturing Services in connection with STA’s obligations under this

Agreement; or (b) Regulatory Authorities that require such information in connection with making Regulatory Filings and maintaining Regulatory Authority approvals for the Product and Final Products. STA shall be responsible for any intentional misuse or misappropriation of FibroGen Confidential Information by STA’s Affiliates, employees, consultants, agents, Subcontractors or sublicensees.

13.2Terms of Agreement.  The terms and conditions of this Agreement, [  ], shall be deemed Confidential Information of both Parties. Except for any disclosure that is deemed necessary in the reasonable judgment of a Party, to comply with national, federal or state laws, rules or regulations (including the rules and regulations of any stock exchange on which such Party's securities are traded), or disclosure to such Party’s employees, consultants, agents, and Subcontractors, such Party shall not, without the prior written consent of the other Party, disclose in any manner to any Third Party the terms and conditions of this Agreement

13.3Exclusions. The obligations of confidentiality and nonuse set forth in Section 13.1 and Section 13.2 shall not apply to any information of FibroGen that: (a) at the time of disclosure, is known publicly or thereafter becomes known publicly through no fault of STA, its employees, consultants, agents, Subcontractors or sublicensees; (b) becomes available to STA on a non-confidential basis from a Third Party that is not legally prohibited from disclosing such information; (c) was already known to STA before receipt from FibroGen, as shown by STA’s prior written records or (d) was developed independently by STA without use of FibroGen Confidential Information.  In determining whether or not FibroGen Confidential Information has entered the public domain, the obligations of confidentiality shall no longer apply to only that portion of such Confidential Information that has become public, and portions remaining confidential shall retain its status as Confidential Information.

13.4Notification of Mandatory Disclosure.

13.4.1Notification and Consultation.  In the event that STA is required by Applicable Law, or by judicial or administrative process by a court with proper jurisdiction to disclose any part of FibroGen Confidential Information, STA shall (a) promptly notify FibroGen of each such requirement and identify the documents so required to be disclosed thereby, so that FibroGen may seek an appropriate protective order or other remedy and/or waive compliance by STA with the provisions of this Agreement, and (b) consult with STA on the advisability of taking legally available steps to resist or narrow the scope of such disclosure.

13.4.2Limited Disclosure.  If, in the absence of such a protective order or such a waiver by FibroGen of the provisions of this Agreement, STA is nonetheless required by Applicable Law to disclose any part of FibroGen Confidential Information, STA may disclose such Confidential Information without liability under this Agreement, except that STA shall furnish only that portion of the Confidential Information which is legally required to be disclosed.

13.5No Licenses.  Except as expressly provided in Article 9 hereof, no right or license, either express or implied, is granted under any Intellectual Property right or by virtue of the disclosure of Confidential Information and FibroGen Materials under this Agreement, or otherwise.

13.6Maintenance of Confidentiality.  STA shall use reasonable and customary precautions to safeguard FibroGen Confidential Information, including ensuring that all employees, consultants, agents, authorized Subcontractors who are provided access to such Confidential Information are informed of the confidential and proprietary nature of such Confidential Information and have contractual confidentiality and nonuse obligations that are at least as restrictive as those contained in this Agreement.

13.7Equitable Relief.  STA agrees that (a) FibroGen would be irreparably injured by a material breach of the confidentiality and nonuse provisions of this Agreement by the employees, consultants, agents, Subcontractors or sublicensees of STA or STA’s Affiliates, (b) that monetary remedies may be inadequate to protect FibroGen against any [   ] breach of the provisions of [  ] Article [  ] by the employees, consultants, agents, Subcontractors or sublicensees of STA or STA’s Affiliates, and, (c) without prejudice to any other rights and remedies otherwise available to FibroGen, STA agrees, upon proof of any such [   ] breach, to the granting of equitable relief, including injunctive relief and specific performance, in FibroGen’s favor [   ].

13.8FibroGen shall have confidentiality obligations to STA [   ].

ARTICLE 14
PRESS RELEASES; USE OF NAMES

14.1Press Releases.  STA shall not issue or disclose any press release, publicity or other form of public written disclosure related to this Agreement and/or Manufacturing Services for FibroGen without receiving FibroGen’s prior written consent, which consent may be withheld at FibroGen’s sole discretion.

14.2Use of Names.  STA shall not make use of the name of FibroGen or any FibroGen Affiliate, or any of their respective officers, directors, employees, or agents, in any advertising or promotional material, or otherwise, in connection with this Agreement or any related agreements, without the prior written consent of FibroGen.

ARTICLE 15
TERM; TERMINATION

15.1Term.  Unless sooner terminated pursuant to Section 15.2 or amended by the mutual written agreement of the Parties, the initial term of this Agreement shall commence on the Effective Date and shall continue until the date that is [  ] ([  ]) years after the Effective Date (the “Initial Term”). After expiration of the Initial Term, this Agreement shall [  ] renew on the terms and conditions contained herein for [   ], the “Renewal Term,” unless a Party provides the other Party with written notice of non-renewal [   ]. The Initial Term, taken together with any Renewal Term, shall be referred to herein as the “Term”.

15.2Termination.  This Agreement or any Binding Forecast or Stockpile Order may be terminated as follows:

15.2.1By FibroGen At-Will.  FibroGen may terminate this Agreement or any

Binding Forecast or Stockpile Order at any time, with or without cause, upon at least [  ] ([  ]) days’ written notice to STA.  FibroGen may also terminate this Agreement, any Stockpile Order or any Binding Forecast immediately upon written notice pursuant to Section 11.4 (Export Compliance; Anti-Corruption) and where otherwise set forth in the Agreement.

15.2.2Material Breach.  Either Party may terminate this Agreement or Binding Forecast or Stockpile Order by written notice to the other Party, for any material breach of this Agreement or Binding Forecast or Stockpile Order by the other Party, if such breach is not cured within [  ] ([  ]) days after the breaching Party receives written notice of such breach from the non-breaching Party.  Such termination shall be effective upon expiration of such cure period.

15.2.3Insolvency.  Either Party may terminate this Agreement and all Binding Forecast or Stockpile Orders upon notice to the other Party, upon (a) the dissolution, termination of existence, liquidation or business failure of the other Party; (b) the appointment of a custodian or receiver for the other Party who has not been terminated or dismissed within [  ] ([  ]) days of such appointment; or (c) the institution by the other Party of any proceeding under national, federal or state bankruptcy, reorganization, receivership or other similar laws affecting the rights of creditors generally or the making by such Party of a composition or any assignment for the benefit of creditors under any national, federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not finally dismissed within [  ] ([  ]) days of filing.  All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code, licenses of rights of “intellectual property” as defined therein.

15.2.4Cumulative Remedies.  Any right to terminate this Agreement shall be in addition to and not in lieu of all other rights or remedies that the Party giving notice of termination may have at law or in equity or otherwise.

15.3Consequences of Termination.

15.3.1Generally.  If FibroGen delivers to STA a notice of termination of a Binding Forecast or Stockpile Order or this Agreement pursuant to Section 15.2, STA shall use [  ] efforts to wind-down all Manufacturing Services in accordance with its responsibilities under Applicable Laws, and use [  ] efforts to reduce or eliminate further costs, and to cancel, if permitted under the terms of applicable agreements, any Third Party obligations.  FibroGen shall pay STA [   ] in accordance with the applicable Binding Forecast, or Stockpile Order, or this Agreement as a whole, as applicable; provided that STA has used [  ] efforts to cancel or otherwise mitigate such expenses. Notwithstanding anything to the contrary herein, in no event shall FibroGen be required to pay [   ] and in accordance with this Agreement for the wind down of activities under such Binding Forecast or Stockpile Order as set forth hereunder.  In addition, STA shall return to FibroGen all unused Raw Materials together with any Product existing, generated, or in progress [   ]. For avoidance of doubt, [     ].

15.3.2Transfer Assistance.  [    ].

15.3.3Return of Product and of FibroGen Confidential Information.  At FibroGen’s written request or upon expiration or termination of this Agreement, STA shall promptly: (a) return all FibroGen Confidential Information to FibroGen, except for a single, secure archival copy which may be retained for legal documentation purposes only and which shall remain subject to the obligations of non-use and confidentiality set forth in this Agreement; and (b) return or, at FibroGen’s written request, destroy (with certification of such destruction), all quantities of Product, FibroGen Materials, Raw Materials, intermediates and in-process materials being held by STA under this Agreement and outstanding Binding Forecast or Stockpile Order(s). [   ].

15.3.4Non-Use and Assignment of Registrations Following Termination or Expiration. Upon termination or expiration of this Agreement and/or each applicable Binding Forecast or Stockpile Order, STA hereby agrees not to transfer, use, or otherwise permit the use of any Registration that is specific for Product for the manufacture or supply of any Product for any third party.  Upon termination or expiration of this Agreement and/or each applicable Binding Forecast or Stockpile Order, STA shall comply with the terms and conditions of Exhibit A.

15.3.5Accrued Rights.  Except as otherwise expressly set forth herein, any termination or expiration of this Agreement shall be without prejudice to any right which shall have accrued to the benefit of either Party and shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, then such obligations shall remain in full force and effect indefinitely.

15.4Surviving Rights.  [   ], and the rights and obligations contained therein shall survive the termination or expiration of this Agreement as applicable.

ARTICLE 16
FORCE MAJEURE

16.1Force Majeure.  Neither Party shall be liable hereunder for any failure in performance if such delay or failure is caused by fire, flood, explosion, storm, acts of God, acts of any government or government agency or other causes beyond such Party’s reasonable control, provided that, upon the occurrence of any event of force majeure, (a) the Party whose performance is thereby affected shall promptly notify the other Party of the force majeure event and the circumstances so surrounding and of the expected duration thereof and shall take all reasonable steps to mitigate such delay or failure to perform and (b) if the delay or failure to perform continues for more than [  ] ([  ]) days, the unaffected Party may terminate this Agreement upon written notice to the affected Party. Upon cessation of such force majeure event, the affected Party shall promptly resume performance under this Agreement as soon as it is possible for the Party to do so.

ARTICLE 17
MISCELLANEOUS

17.1Notices.  Any notice required or permitted to be given under this Agreement by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, or (d) delivered by facsimile (with documented evidence of transmission), to the addresses or facsimile numbers of the other Party set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party.  The effective date of any notice under this Agreement shall be the date of receipt by the receiving Party.

If to STA Hong Kong:

STA Pharmaceutical Hong Kong Limited

Attn: Minzhang Chen

Unit 826, 8/F

Ocean Centre, Harbour City 5 Canton Road, Tst, Kowloon,

Hong Kong

People’s Republic of China

with a copy to Shanghai STA:

Shanghai SynTheAll Pharmaceutical Co., Ltd.

No. 9 Yuegong Road, Jinshan District

Shanghai Chemical Industry Park

Shanghai 201507, China

Attn: Chen Minzhang

Tel: +86 (21) 6725-6015

Fax: +86 (21) 6725-6005

If to FibroGen:

FibroGen, Inc.

Attn: Legal Department

409 Illinois Street

San Francisco, California 94158

U.S.A.

Tel: +1 415 978-1200

Fax: +1 415 978-1918

17.2Governing Law.  This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of [  ], United States of America, without reference to conflict of laws principles. The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof, as follows: the matter shall be referred first to the officers (the “Officers”) of STA and FibroGen having responsibility for the subject matter of the dispute, or their designees.  The Officers or their designees, as the case may be, shall negotiate in good faith to resolve such dispute in a mutually satisfactory manner for up to [  ] ([  ]) days.  If such efforts do not result in mutually satisfactory resolution of the dispute, the matter shall be referred to the Chief Executive Officers of STA and FibroGen, or their designees.  The Chief Executive Officers or their designees, as the case may be, shall negotiate in good faith to resolve such dispute in a mutually satisfactory manner for up to [  ] ([  ]) [  ] days, or such longer period of time to which the Chief Executive Officers may agree.  If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim shall be finally resolved by binding arbitration in accordance with [   ].  The arbitration shall be conducted by a [  ] ([  ]) persons experienced in the biopharmaceutical industry.  Within [  ] ([  ]) days after initiation of arbitration, each Party shall select [    ].  [   ].  The place of arbitration shall be [  ], United States of America, and all proceedings and communications shall be in English.  As provided under the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, the award rendered shall be final and binding upon all Parties participating in such arbitration.  Notwithstanding the foregoing, nothing in this Section shall waive either Party’s right to seek injunctive or emergency relief through judicial or administrative channels for violations of [   ].

17.3Headings.  All headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

17.4Exhibits.  All exhibits or appendices referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

17.5Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent to such Party’s Affiliate or to a successor to all or substantially all of the assets or business of such Party to which this Agreement pertains, whether by asset sale, stock sale, merger, acquisition, or otherwise.  Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations.  Any purported assignment that is not in conformance with this Section 17.5 shall be null, void and of no legal effect.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

17.6Severability.  If any part of this Agreement shall be found to be invalid or unenforceable under applicable law in any jurisdiction, such part shall be ineffective only to the extent of such invalidity or unenforceability in such jurisdiction, without in any way affecting the remaining parts of this Agreement in that jurisdiction or the validity or enforceability of the Agreement as a whole in any other jurisdiction.  In addition, the part that is ineffective shall be reformed in a mutually agreeable manner so as to as nearly approximate the intent of the Parties as possible.

17.7Independent Contractors.  Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties.  Neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.

17.8Conflict.  In the event of conflict or ambiguity between or among the provisions of a particular Binding Forecast or Stockpile Order, and the body of this Master Supply Agreement or any amendments hereto and any other ancillary agreements, the terms and conditions of the body of this Master Supply Agreement and amendments hereto shall prevail, govern, override, and control followed by the terms and conditions of ancillary agreements such as the Quality Agreement, any applicable Product Technical Agreement, Specifications, and Master Batch Records; and then finally the terms and conditions of the particular Binding Forecast or Stockpile Order.  Notwithstanding the foregoing, the Quality Agreement shall control with respect to Quality Matters as defined in Section 8.1 hereto. For clarity, only explicit exceptions or modifications of named sections of this Master Supply Agreement or other agreements set forth in a Binding Forecast or Stockpile Order, shall act as exceptions, modifications or amendments of such agreements, and only then for the Product under such Binding Forecast or Stockpile Order.

17.9Waiver.  No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement.

17.10No Solicitation of Employees.  During the Term and for [  ] ([  ]) year thereafter, each of the Parties agrees not to seek to induce or solicit any employee of the other Party to discontinue his or her employment with the other Party in order to become an employee or an independent contractor of the soliciting Party; provided, however, that neither Party shall be in violation of this Section 17.10 as a result of making a general solicitation for employees or independent contractors.  For the avoidance of doubt, the publication of an advertisement, including without limitation advertisements posted on the internet or in trade journals, shall not constitute solicitation or inducement.

17.11Entirety; Amendments.  This Agreement, including any exhibits or ancillary documents attached hereto or referenced herein, constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement with respect to the specific subject matter hereof, and no terms, conditions, understandings or agreements purporting to modify or vary the terms thereof shall be binding unless hereafter made in a written instrument referencing this Agreement and signed by each of the Parties.

17.12Counterparts.  This Agreement and any amendment hereto may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument.  This Agreement shall be effective upon full execution by portable document format (pdf), facsimile or original, and a pdf or facsimile signature shall be deemed to be and shall be as effective as an original signature.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

STA PHARMACEUTICAL HONG KONG LIMITED FibroGen, INC.By: /s/ Xiaoyong Fu Name Xiaoyong Fu Title: SVP SHANGHAI SYNTHEALL PHARMACEUTICAL CO., LTD.By: /s/ Xiaoyong Fu Name Xiaoyong Fu Title: SVP By: /s/ Michael Martinelli Name Michael Martinelli Title: VP Tech Dev

Exhibit A

Ownership and Control of Certain Licenses, Permits, and Other Documents

[    ]

1

EXHIBIT B

Price of Product

[   ]

1

EXHIBIT C

FibroGen Stockpile (Pricing and Quantity Ordered)

[   ]

2

EXHIBIT C - continued

Draw Down Prices if FibroGen chooses to convert the Stockpiled Intermediates to API or FG-[   ]

[   ]

3

EXHIBIT C - continued

Draw Down Prices if FibroGen chooses to convert the Stockpiled Intermediates to API or FG-[   ]

[   ]

4

EXHIBIT D

Current FibroGen Stockpile

[   ]

5